The Cash Management Trust of America
333 South Hope Street, Los Angeles, California 90071
Telephone (213) 486-9200

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$65,366
Class B	$583
Class C	$524
Class F-1	$287
Class F-2	$7
Total	$66,767
Class 529-A	$1,062
Class 529-B	$21
Class 529-C	$53
Class 529-E	$35
Class 529-F	$67
Class R-1	$36
Class R-2	$669
Class R-3	$1,207
Class R-4	$1,027
Class R-5	$1,037
Total	$71,981

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.0034
Class B	$0.0008
Class C	$0.0006
Class F-1	$0.0020
Class F-2	$0.0028
Class 529-A	$0.0021
Class 529-B	$0.0006
Class 529-C	$0.0005
Class 529-E	$0.0011
Class 529-F	$0.0024
Class R-1	$0.0005
Class R-2	$0.0006
Class R-3	$0.0012
Class R-4	$0.0019
Class R-5	$0.0029

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	21,326,956
Class B	947,178
Class C	1,084,268
Class F-1	121,497
Class F-2	1,557
Total	23,481,456
Class 529-A	727,106
Class 529-B	61,318
Class 529-C	182,344
Class 529-E	42,355
Class 529-F	38,146
Class R-1	87,305
Class R-2	1,389,855
Class R-3	1,250,539
Class R-4	671,750
Class R-5	363,175
Total	28,295,349

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$1.00
Class B	$1.00
Class C	$1.00
Class F-1	$1.00
Class F-2	$1.00
Class 529-A	$1.00
Class 529-B	$1.00
Class 529-C	$1.00
Class 529-E	$1.00
Class 529-F	$1.00
Class R-1	$1.00
Class R-2	$1.00
Class R-3	$1.00
Class R-4	$1.00
Class R-5	$1.00